SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant                           X
                                               ------
Filed by a Party other than  the Registrant
                                               ------

Check the appropriate box:

          Preliminary Proxy Statement
--------
     X    Definitive Proxy Statement
--------
          Definitive Additional Materials
--------
          Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
--------
          Confidential, for Use of the Commission Only
--------  (as permitted by Rule 14a-6(e)(2))


                                    PSC Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X      No fee required
-------
         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
-------
         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):


         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:


         ----------------------------------------------------------------------
         5) Total fee paid:


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-------  Fee paid previously with preliminary materials.

------- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:
                                    -------------------------------------------
         2) Form, Schedule or Registration Statement No.
                                                         ----------------------
         3) Filing party:
                         ------------------------------------------------------
         4) Date filed:
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

                                    PSC Inc.
                                 675 BASKET ROAD
                             WEBSTER, NEW YORK 14580

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   To Be Held
                                  May 12, 1999


TO THE SHAREHOLDERS OF PSC Inc.:

         The annual meeting of shareholders of PSC Inc. (the "Company") will be held on Wednesday, May 12, 1999 at 9:00 a.m. at the Dryden Theatre, George Eastman House, 900 East Avenue, Rochester, New York (the "Annual Meeting") for the following purposes:

1.   To elect three (3) directors, each to serve a three-year term.

2. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of Common Shares reserved for issuance thereunder from 1,750,000 shares to 2,750,000 shares.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 29, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                       By Order of the Board of Directors

                       MARTIN S. WEINGARTEN
                       Secretary

Dated:  April 7, 1999
        Webster, New York

                                    PSC Inc.
                                 675 Basket Road
                             Webster, New York 14580

                                 PROXY STATEMENT

                               GENERAL INFORMATION


         This Proxy Statement is furnished to shareholders of PSC Inc. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of shareholders to be held on Wednesday, May 12, 1999 at the Dryden Theatre, George Eastman House, 900 East Avenue, Rochester, New York, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting").

         The principal executive offices of the Company are located at 675 Basket Road, Webster, New York 14580, and the Company's telephone number is
(716) 265-1600. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is April 7, 1999.

Voting Information

         Only shareholders of record at the close of business on March 29, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 11,906,175 common shares of the Company, par value $.01 per share (the "Common Shares"), and 110,000 shares of the Company's Series A Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"). (The Common Shares and the Series A Preferred Shares are sometimes collectively referred to below as "Voting
Shares".) Each holder of Common Shares is entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Annual Meeting. The holders of the Series A Preferred Shares have the right to one vote for each Common Share into which such Series A Preferred Shares can be converted and are entitled to vote, together with holders of Common Shares, with respect to any matter upon which holders of Common Shares have the right to vote. As of the Record Date, the outstanding Series A Preferred Shares were convertible into 1,375,000 Common Shares. Accordingly, the Voting Shares outstanding on the Record Date represent an aggregate of 13,281,175 votes; the holders of Common Shares having 89.65% of the votes entitled to be cast and the holders of Series A Preferred Shares having
10.35 % of the votes entitled to be cast. A quorum consists of a majority of the votes entitled to be cast, or 6,640,588 votes. Dr. Romano Volta, a director of the Company, is the only beneficial owner of the Series A Preferred Shares.

         Under the law of New York, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

         Unless contrary instructions are indicated on the Proxy, all Common Shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named in the Proxy and FOR the proposal to amend the Company's Stock Option Plan. Any shareholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 675 Basket Road, Webster, New York 14580, or by voting in person at the Annual Meeting. If a shareholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

         The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

Proxy Solicitation

         The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram or cable. The Company may also request brokers, banks, nominees, custodians, fiduciaries and others to forward soliciting material to the beneficial owners of the Company's Common Shares and will reimburse such persons for reasonable expenses incurred in forwarding such materials.

Proxy Statement Proposals

         At the annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

         Shareholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2000 proxy material, a shareholder's proposal must be received not later than December 6, 1999 at the principal office of the Company, 675 Basket Road, Webster, New York 14580.

         In addition, the Company's Bylaws provide that in order for business to be brought before an annual meeting of shareholders, a shareholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the shareholder's name, address and number of shares of Company stock held, a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the shareholder in the proposal and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company for the 1999 Annual Meeting. For the 2000 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 675 Basket Road, Webster, New York 14580 not later than February 11, 2000.

         The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number of shares of Company stock owned by the shareholder, the name and address of the person to be nominated, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such shareholder, the business address and experience during the past five years of the nominee, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company, if elected. No such notice has been received by the Company for the 1999 Annual Meeting. For the 2000 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 675 Basket Road, Webster, New York 14580 not later than February 11, 2000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         Set forth below is information regarding beneficial ownership of any class of the Company's Voting Shares as of March 8, 1999 (except as otherwise noted below) by (i) each entity or person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's Voting Shares, (ii) each of the Company's directors and nominees to the Board of Directors, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The information as to each person and entity has been furnished by such person and entity, and, except as noted, each person and entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity.

                           Certain Beneficial Owners

           Name and Address                                        Shares of Class        Percent of Class
          of Beneficial Owner               Title of Class       Beneficially Owned      Beneficially Owned
          ------------------                -------------         -----------------       -----------------
Dr. Romano Volta (1) .................   Series A Preferred             110,000                  100%
  Hydra S.p.A.                           Shares
  Via Massino D'Azeglio 57
  40123 Bologna, Italy ...............   Common Shares                1,983,250                14.73%

L. Michael Hone (2) ..................   Common Shares                1,182,805                 9.29%
  502 Brookside Drive
  Andover, MA 01810

Skyline Asset Management, L.P. (3) ...   Common Shares                 697,400                  5.86%
  311 South Wacker Dr.
  Suite 4500
  Chicago, IL 60606

Eagle Asset Management Inc. (4) ......   Common Shares                 658,775                  5.53%
  880 Carillon Parkway
  St. Petersburg, FL 33716

----------------------------

(1) Hydra Investissements S.A. ("Hydra Investissements"), a Luxembourg corporation, is the record owner of 110,000 Series A Preferred Shares and a warrant ("Warrant") to purchase 180,000 Common Shares. The Series A Preferred Shares are convertible into Common Shares at the rate of one Series A Preferred Share for 12.5 Common Shares (subject to adjustment in certain circumstances). As adjusted to reflect the conversion, Hydra Investissements owns beneficially 1,375,000 Common Shares. The Warrant is currently exercisable and accordingly Hydra Investissements owns beneficially 180,000 Common Shares. On its
         Schedule 13D dated September 22, 1997, filed with the Securities and Exchange Commission, Hydra Investissements reported that it has shared voting and dispositive power with respect to all of the 1,555,000 Common Shares beneficially owned by it. Dr. Volta directly owns 425,000 Common Shares with sole voting and dispositive power and may be deemed to be beneficial owner, with shared voting and dispositive power, of the 1,555,000 Common Shares beneficially owned by Hydra Investissements by reason of the ownership by Hydra S.p.A. ("Hydra") of 100% of the capital stock of Hydra Investissements and the ownership by Dr. Volta of 50% of the capital stock of Hydra. Dr. Volta also beneficially owns 3,250 Common Shares which are subject to options currently exercisable.

(2) Includes 823,226 shares subject to stock options held by Mr. Hone that are currently exercisable.

(3) Skyline Asset Management, L.P. ("SAM") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. On its Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999, SAM reported that it had the sole voting power and the sole dispositive power with respect to all of such shares.

(4) Eagle Asset Management Inc. ("EAM") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. On its
         Schedule 13G filed with the Securities and Exchange Commission on January 29, 1999, EAM reported that it had the sole voting power and the sole dispositive power with respect to all of such shares.


   Security Ownership of Directors, Director Nominees and Executive Officers
   -------------------------------------------------------------------------

   Name of Beneficial              Common Shares        Percent of Common Shares
        Owner                    Beneficially Owned        Beneficially Owned
   ------------------            ------------------     ------------------------
Jay M. Eastman* ..............   129,088 (1)(2)              1.07%
Robert S. Ehrlich* ...........   349,889 (1)(3)              2.90%
James W. Henry* ..............   235,974 (1)(4)              1.98%
Donald K. Hess* ..............    44,620 (1)                  +
Thomas J. Morgan* ............    18,850 (1)                  +
James C. O'Shea* .............    34,242 (1)                  +
Jack E. Rosenfeld* ...........    48,289 (1)(5)               +
Robert C. Strandberg* ........   163,278 (1)(6)              1.36%
Justin L. Vigdor* ............    26,750 (1)                  +
Romano Volta* ................ 1,983,250 (1)(7)             14.73%
Bert W. Wasserman** ..........    30,000                      +
Nigel P. Davis ...............     8,278 (1)                  +
William L. Parnell, Jr. ......    53,167 (1)                  +
Brad R. Reddersen ............    40,701 (1)                  +
William J. Woodard ...........   101,349 (1)                  +

All directors, director
nominees and current
executive officers
as a group
including those named above
(25 persons) ................. 3,380,639 (7)(8)            23.73%

*  Member of the Board of Directors of the Company
** Nominee to the Board of Directors
+  Less than 1%

(1) Includes the following Common Shares subject to acquisition by the exercise of stock options which are, or within 60 days after March 8, 1999 will be, exercisable and are therefore deemed under Securities and Exchange Commission regulations to be beneficially owned: Messrs. Henry, Hess, O'Shea, Rosenfeld and Vigdor, 22,750 shares each; Mr. Ehrlich, 143,389 shares; Dr. Eastman, 108,828 shares; Mr. Davis, 7,500 shares; Messrs. Parnell and Reddersen, 37,500 shares each; Mr. Strandberg, 123,846 shares; Mr. Woodard, 97,855 shares; Mr. Morgan, 16,250 shares; Dr. Volta, 3,250 shares.

(2) Includes 3,121 shares held by Dr. Eastman's wife, 12,505 shares held by his wife as custodian for their minor children and 1,465 shares held by his children.

(3)      Includes 15,000 shares held by Ehrlich & Co., 80,000 shares held in the
         R. S. Ehrlich & Co. Pension Plan Trust (the pension plan for Ehrlich & Co.) and 50,000 shares held by Red Lion Enterprises, Inc. Mr. Ehrlich is the senior partner in Ehrlich & Co. and may be deemed to be in control of that partnership.Red Lion Enterprises, Inc. is a corporation wholly-owned by Mr.Ehrlich and his wife. Accordingly, Mr. Ehrlich may be deemed to beneficially own the shares owned by Ehrlich & Co., by the
         R. S. Ehrlich & Co. Pension Plan Trust, and by Red Lion Enterprises, Inc. Also includes 17,500 restricted shares (see "ELECTION OF DIRECTORS
         - Compensation of Directors").

(4) Includes 68,999 shares held by Pacific Risk Management, Inc., 105,000 shares held by Pacific Risk Management, Inc. Pension Plan and Trust and 36,666 shares held by Mr. Henry's wife. Mr. Henry is President of Pacific Risk Management, Inc. and may be deemed to be in control of that corporation. Accordingly, he may be deemed to beneficially own the shares owned by Pacific Risk Management, Inc. and by Pacific Risk Management, Inc. Pension Plan and Trust.

(5) Includes 10,000 shares held by Solana Inc. (Pension Plan), a corporation wholly-owned by Mr. Rosenfeld and his wife. Accordingly, Mr. Rosenfeld may be deemed to beneficially own the shares owned by Solana Inc.

(6)      Includes 37,500 restricted shares (see "EXECUTIVE OFFICER  COMPENSATION
         - Summary Compensation Table" - Footnote (3)).

(7) See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Certain Beneficial Owners" - Footnote (1).

(8) Includes 783,964 shares subject to acquisition by the exercise of stock options which are, or within 60 days after March 8, 1999 will be, exercisable.

                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

     The Company's Restated Certificate of Incorporation provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are ten directors, nine of whom have been elected by the holders of the Common Shares and one of whom has been elected by the holders of the Series A Preferred Shares. Under the Company's Restated Certificate of Incorporation, as amended, so long as Hydra Investissements S.A. holds at least 27,500 Series A Preferred Shares, the holders of Series A Preferred Shares have the exclusive right, voting separately as a class, to elect one director (the "Series A Director") and are entitled to vote together with the holders of the Common Shares as a single class in the election of the other directors. Three directors have terms of office expiring at the 1999 Annual Meeting; three directors have terms of office expiring at the 2000 Annual Meeting; and four directors (one of whom is the Series A Director) have terms of office expiring at the 2001 Annual Meeting.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws. See "GENERAL INFORMATION - Proxy Statement Proposals."

     At this Annual Meeting, three persons will be nominated to serve until the Annual Meeting in 2002 and until their successors are elected and shall have qualified. The three nominees are: Dr. Jay M. Eastman, Thomas J. Morgan and Bert
W. Wasserman. Dr. Eastman and Mr. Morgan are currently directors of the Company. Mr. Wasserman, who currently is not a director of the Company, has been nominated by the Board of Directors for election as a director. The holders of Common Shares and Series A Preferred Shares, voting together as a class, are entitled to vote with respect to the election of the three nominees standing for election. Unless otherwise specified by the shareholders, it is intended that the shares represented by proxies will be voted for the three nominees.

     All nominees have consented to serve if elected, but if one or more of the nominees becomes unable or unwilling to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominee(s) and for any substitute nominee(s) designated by the Board of Directors. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

     For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast.

     The Board of Directors recommends that shareholders vote FOR the nominees named in this Proxy Statement.

Information Concerning Nominees for Directors and other Incumbent Members of the
--------------------------------------------------------------------------------
Board of Directors
------------------

     Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented as follows.


Nominees  for  directors  to be  elected  by  holders  of  Voting  Shares  for a
--------------------------------------------------------------------------------
three-year term expiring in 2002:
---------------------------------

     Dr. Jay M. Eastman, age 50, has served as a director of the Company since April 1996. He also served as Senior Vice President, Strategic Planning from December 1995 until October 1997 and as Executive Vice President of the Company from December 1987 until December 1995. Dr. Eastman is President, Chief Executive Officer and major shareholder of Lucid, Inc., Rochester, New York, a corporation he founded in November 1991. Lucid designs and manufactures custom electro-optical instrumentation for application in fields such as desktop publishing and medical diagnosis. Dr. Eastman holds Ph.D. and Bachelor degrees in Optics from the University of Rochester and is an inventor on 18 United States patents owned by the Company. Dr. Eastman is also a director of Electric Fuel Corporation ("EFC"), an Israel-based company engaged in the research, development and commercialization of advanced zinc air battery products, and Centennial Technologies, Inc., Wilmington, Massachusetts, a manufacturer of PC card-based solutions to original equipment manufacturers.

     Thomas J. Morgan, age 63, has served as a director of the Company since April 1996. Mr. Morgan was the President and Chief Executive Officer from October 1984 until January 1993 and Chairman of the Board from January 1993 until January 1995 of Verax Systems, Inc., Rochester, New York, a manufacturer of data collection and specialized software for statistical process control. Mr. Morgan is also a director of In Touch Massage Center, Inc., Seal Beach, California, a woman's fitness studio.

     Bert W. Wasserman, age 66, is being elected to the Board for the first time. Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 until his retirement in 1995 and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc., from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is a director of several investment companies in the Dreyfus Family of Funds. He is a director of Malibu Entertainment International, Inc., Winstar Communications, Inc. and Lillian Vernon Corporation.

Directors whose terms expire in 2000:
-------------------------------------

     Donald K. Hess, age 68, has served as a director of the Company since 1987. From 1975 until his retirement in December 1995, Mr. Hess was a Vice President of the University of Rochester, Rochester, New York. He currently continues his association with the University of Rochester on a part-time basis as Vice President Emeritus.

     James C. O'Shea, age 53, has served as a director of the Company since 1989. He has been Chairman of the Board and Chief Executive Officer of Bioject Medical Technologies, Inc., a medical device manufacturer of needle-free injection systems in Portland, Oregon, since April 1995. Prior thereto, he was President of Biopure Corporation, a biomedical manufacturer in Boston, Massachusetts, from January 1989 until April 1995.

     Justin L. Vigdor, age 69, has served as a director of the Company since 1989. He has been an attorney since 1951 and is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, Rochester, New York, counsel to the Company. He is also a director of IEC Electronics Corp., Newark, New York, an independent contract manufacturer of complex printed circuit board assemblies and electronic products and systems.

Directors whose terms expire in 2001:
-------------------------------------

     Robert S. Ehrlich, age 61, has served as a director of the Company since 1983 and has been Chairman of the Board of Directors since April 1997. He was Vice Chairman of the Board of Directors from February 1997 until April 1997. He was also Chairman of the Board of Directors from December 1987 until July 1992. From January 1995 until December 1996, Mr. Ehrlich was engaged to provide consulting services to the Company. From August 1991 until December 1994, Mr. Ehrlich was employed by the Company as a senior management executive. Mr. Ehrlich has been Chairman of the Board of EFC since January 1993 and Chief Financial Officer of EFC since May 1991.

     Jack E. Rosenfeld, age 60, has served as a director of the Company since 1989. He has been President and Chief Executive Officer of Potpourri Collection, Inc., a consumer catalog company in Medfield, Massachusetts, since 1998. Prior thereto, he was President and Chief Executive Officer of Hanover Direct, Inc. (formerly Horn & Hardart Co.) from September 1990 until January 1996 and President and Chief Executive Officer of its direct marketing subsidiary from May 1988 until January 1996. He is also a director of EFC and Maurice Corporation, an apparel retailer.

     Robert C. Strandberg, age 41, has served as a director since May 1998. He has served as the President and Chief Executive Officer of the Company since April 1997 and as Executive Vice President from November 1996 until April 1997. Between 1991 and 1996, Mr. Strandberg was Chairman of the Board of Directors, President and Chief Executive Officer of Datamax International Corporation ("Datamax"), Orlando, Florida. Datamax designs and manufactures thermal bar code printers. Mr. Strandberg is also a director of Sawtek, Inc., Orlando, Florida, a manufacturer of surface acoustical filters for cellular phones. He is also a director of Merix Corporation, Forest Grove, Oregon, a manufacturer of advanced printed circuit boards for use in sophisticated electronic equipment.

     Dr. Romano Volta, age 62, is the Series A Director and has served as a director of the Company since September 1997. Dr. Volta is President of the Board of Directors of Hydra S.p.A., an Italian corporation, which is an industrial and real estate holding corporation. He is also the founder and President of Datalogic S.p.A., an Italian corporation, which manufactures auto identification and data collection systems. Dr. Volta is a member of the Board of Directors of Bank Institution and Bank Foundation of Bologna, Italy.

Information Regarding the Board and its Committees
--------------------------------------------------

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and its subsidiaries and appoints the corporate officers of the Company who are responsible for conducting business on a day-to-day basis. In 1998, the Board of Directors held six meetings and took action by unanimous written consent in lieu of a special meeting once.

     To assist in the discharge of its responsibilities, the Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and a Strategic Planning Committee.

     The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. These reviews include meetings with the independent auditors and representatives of management, as well as separate and private meetings with the independent auditors to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received. In addition, the Audit Committee reviews the estimated fees and types of non-audit services to be rendered to the Company by the independent accountants for the coming year. The Audit Committee also monitors the Company's compliance efforts with respect to the Year 2000 issue and monitors compliance with the Company's Code of Conduct, its conflict of interest policy and its policy concerning trading in the Company's securities and it reviews senior level accounting, auditing and financial personnel performance and succession planning. The minutes of the Audit Committee meetings as well as all of the recommendations of the Audit Committee are submitted to the full Board of Directors. The Audit Committee, currently consisting of Messrs. Vigdor (Chairman), Henry, Hess and Morgan, held two meetings in 1998 and took action by unanimous written consent in lieu of a special meeting once.

     The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the Board and serves as the investment committee of the Board. The Executive Committee, currently consisting of Messrs. Ehrlich (Chairman), Morgan, O'Shea, Rosenfeld and Strandberg, held four meetings in 1998.

     The Compensation Committee reviews and approves the Company's compensation philosophy covering executive officers and other key management employees, reviews the competitiveness of the Company's total compensation practices, reviews and approves the terms and conditions of proposed incentive plans applicable to executive officers and other key employees, approves and administers the Company's 1994 Stock Option Plan and any other stock option plan of the Company, approves and administers the Company's 1995 Employee Stock Purchase Plan, reviews and makes recommendations with respect to management compensation, including salaries and bonus awards, examines the impact and effect of various benefits and incentive plans and reviews and recommends changes or amendments to such programs to the Board, and reviews and approves special hiring and severance arrangements with executive officers. The Compensation Committee, currently consisting of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Volta, held five meetings during 1998 and took action by unanimous written consent in lieu of a special meeting six times.

     The Nominating Committee considers and recommends individuals to be proposed for election as directors at the annual meeting of shareholders and to fill vacancies existing on the Board. The Company's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. See "General Information - Proxy Statement Proposals." The Nominating Committee, currently consisting of Messrs. Rosenfeld (Chairman), Ehrlich, Strandberg and Volta, held two meetings in the first quarter of 1999.

     Created in 1998, the Strategic Planning Committee has the responsibility for monitoring and providing oversight with respect to the Company's strategic planning process and for working with management in the development of strategic priorities. The Strategic Planning Committee, currently consisting of Messrs. Morgan (Chairman), Eastman, Ehrlich, Strandberg and Volta, held one formal meeting in 1998 and several informal meetings.

     Each director attended 75% or more of the meetings held by the Board of Directors and the committees on which the director served.

Compensation of Directors
-------------------------

     In 1998, each non-employee director was paid $500 for each Board and Committee meeting attended by him, except that no more than $500 was paid if more than one meeting occurred on the same day. In addition, each non-employee director received a retainer at the annual rate of $12,500 payable in four equal installments on the last day of each calendar quarter. For 1998, an aggregate of $138,500 in retainer and meeting fees was paid to eight non-employee directors. Each non-employee director is also reimbursed the reasonable expenses incurred in attending the meeting. All directors, except Messrs. Ehrlich and Strandberg, are non-employee directors.

     Pursuant to the PSC Inc. Compensation Plan for Non-Employee Directors, which was approved by the shareholders at the 1998 Annual Meeting, non-employee directors have the opportunity to receive payment of their compensation either in cash or in Common Shares and either currently or on a deferred basis. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the director with an amount that would otherwise have been payable to the director in cash. If the amount to be deferred would have been payable in stock, the Company will credit units ("Stock Units") to a Unit Account maintained for the director. Directors will make separate elections with respect to the manner of the payment of the compensation and the time of the payment of the compensation. The number of Common Shares issued or the number of Stock Units credited to a director's account will equal the cash amount of the compensation divided by the fair market value of one share of stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full Common Shares) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director. The maximum number of Common Shares that may be issued under the Plan is 50,000 shares. During 1998, no director received his compensation in Common Shares or on a deferred basis.

     The Company's 1994 Stock Option Plan (the "1994 Plan") provides for automatic grants of stock options on the date of the annual meeting of shareholders to each member of the Board of Directors who is not also an employee or consultant of the Company. On the date of the 1998 Annual Meeting of Shareholders, non-employee director stock options ("NEDSO"s) to purchase 6,500 shares were granted to each non-employee director at a purchase price of $11.875 per share, the fair market value on the date of the grant. Said NEDSOs are exercisable in two equal installments on May 7, 1999 and May 7, 2000 and terminate on May 7, 2003. No NEDSOs were granted to Messrs. Ehrlich and Strandberg in 1998.

     Mr. Ehrlich was elected Chairman of the Board in April 1997 and, as of June 2, 1997, the Board approved a one-year compensation agreement with Mr. Ehrlich which expired on June 1, 1998. In May 1998, the Board approved a new agreement with Mr. Ehrlich which will expire on December 31, 2000, and in December 1998, the Board approved an amendment to the agreement (the agreement, as amended, is referred to as the "Ehrlich Agreement"). Pursuant to the Ehrlich Agreement, for all services rendered to the Company as Chairman of the Board and as a consultant in such areas as strategic planning, corporate development, mergers and acquisitions and development of overseas markets, Mr. Ehrlich will receive compensation at the annual rate of $85,000. In 1998, Mr. Ehrlich received an aggregate of $80,831 and was also reimbursed for expenses incurred in the performance of his duties. The Ehrlich Agreement includes confidentiality and non-compete provisions and provides for a severance payment upon the termination of his position as Chairman of the Board as the result of a change-in-control in an amount equal to 2.9 times his annual rate of compensation to be paid over a period of three years. Pursuant to the Ehrlich Agreement, Mr. Ehrlich received an award of 17,500 restricted shares, which he cannot sell, transfer or otherwise dispose of until the restrictions lapse. The restrictions on 50% of such shares will lapse in four equal annual installments on March 25, 1999, March 25, 2000, March 25, 2001 and March 25, 2002 so long as Mr. Ehrlich is Chairman of the Board on such dates. The restrictions on the other 50% of the shares will not lapse unless and until certain performance levels for the Company's shares are attained - with respect to 2,917 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $14.30 per share for seven consecutive days at any time prior to March 25, 2002; with respect to 2,916 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $16.87 per share for seven consecutive days at any time prior to March 25, 2002; and with respect to 2,917 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $19.57 per share for seven consecutive days at any time prior to March 25, 2002. If the trading price of the shares does not reach the specified performance levels by March 25, 2002, all shares still subject to the restrictions will be returned to or cancelled by the Company. Pursuant to the Ehrlich Agreement, and subject to the approval of the amendment to the 1994 Stock Option Plan at this Annual Meeting, awards of 17,500 restricted shares will be given to Mr. Ehrlich as of March 25, 1999 and on March 25, 2000, provided he is Chairman of the Board on such date, and will contain provisions relating to the lapse of the restrictions which will be similar to those set forth above but modified to reflect appropriate changes in dates and performance standards. In the event of a change-in-control and if Mr. Ehrlich becomes entitled to receive the severance payment set forth above, all of the restrictions will lapse and all of his options will immediately vest.

Directors' and Officers' Liability Insurance Policy
---------------------------------------------------

     The Company has an insurance policy for $15,000,000 effective until January 20, 2000, which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by National Union Fire Insurance Company at an aggregate premium of $345,800 for a two-year period.

                         EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table
--------------------------

     Set forth below is information concerning the cash and non-cash compensation for services in all capacities to the Company for the fiscal years 1998, 1997 and 1996 received by (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers in the employ of the Company at December 31, 1998 (the individuals in (i) and (ii), collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                                              Long-term
                                                                                            Compensation
                                                    Annual Compensation                        Awards
                                      ------------------------------------------------ -------------------------
                                                                                        Restricted    Securities     All Other
                                                                      Other Annual      Stock Awards  Underlying    Compensation
Name & Principal Position       Year    Salary($)    Bonus($)(1)   Compensation ($)(2)    ($)(3)      Options(#)       ($)(4)
-------------------------       ----    ---------    -----------   -------------------   ----------   ----------     ------------
Robert C. Strandberg (5)        1998    $165,000(6)   $133,380          $132,170         $403,125         ---            $ 4,500
  President and Chief           1997      80,460(6)     ---               64,345          ---          298,846              ---
  Executive Officer             1996      21,346        ---                  777          ---           50,000              ---


William J. Woodard              1998    $179,384      $156,690          $ 59,704           ---            ---            $ 5,000
  Vice President, Chief         1997     160,000         ---              26,710           ---          30,000             3,139
  Financial Officer & Treasurer 1996     136,606        49,600             ---             ---          28,125             4,106

William L. Parnell, Jr. (7)     1998    $187,445      $142,758          $ 13,891           ---            ---            $ 4,850
  Vice President, Operations    1997     169,386         1,597            11,718           ---          30,000             4,750
                                1996      71,502       167,042           102,754           ---          35,000             2,146

Nigel P. Davis (8)              1998    $234,705      $ 90,789          $ 29,165           ---            ---              ---
  Vice President, Sales -       1997     177,599         ---              22,868           ---          30,000           $57,330
  Europe, Middle East, Africa   1996     116,985         ---              12,570           ---            ---              ---

Brad R. Reddersen (7)           1998    $184,784      $140,634          $ 12,392           ---            ---            $ 4,620
  Vice President, Chief         1997     170,836         1,597             7,270           ---          30,000             4,393
  Technology Officer            1996      72,273       165,441             ---             ---          35,000             1,809


(1) For 1998 the amounts in this column reflect annual incentive awards under the Company's Management Incentive Plan ("MIP") and/or bonus payments made in lieu of stock options. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." The
         amounts of the MIP awards and the bonus in lieu of options, respectively, for 1998 were as follows:

                                  MIP         Bonus in Lieu of Options
                               --------       ------------------------
         R. Strandberg ......  $133,380                  ---
         W. Woodard .........    66,690               $90,000
         W. Parnell .........    48,758                94,000
         N. Davis ...........    ---                   90,789
         B. Reddersen .......    48,032                92,602

         Messrs. Parnell and Reddersen had been executive officers of Spectra-Physics Scanning Systems, Inc. ("Spectra") prior to its acquisition by the Company on July 12, 1996. Bonus amounts for 1997 for Messrs. Parnell and Reddersen were payable pursuant to Spectra's Phantom Stock Option Plan and 1996 bonus amounts to Messrs. Parnell and Reddersen were payable pursuant to Spectra's 1996 Management Incentive Plan and Phantom Stock Option Plan. Bonus payments to Mr. Woodard in 1996 were payable pursuant to the Company's Management Incentive Plan.

(2) Except as noted, none of the Named Executive Officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 1998, 1997 or 1996. The amounts in this column for 1998 include the following: Mr. Strandberg - $97,412 for relocation expenses and other amounts for automobile expenses, club membership dues and fees, and premiums on enhanced life and disability insurance policies, and a related tax gross-up; Mr. Woodard - $15,779 for automobile expenses, $23,728 for club membership dues and fees, and other amounts for premiums on enhanced life and disability insurance policies, and a related tax gross-up.

         The amounts in this column for 1997 include the following: Mr. Strandberg - $47,516 for relocation expenses and other amounts for automobile expenses and premiums on enhanced life and disability insurance policies; Mr. Woodard - $15,641 for automobile expenses and $11,069 for premiums on enhanced life and disability insurance policies and club membership dues; Mr. Davis - $12,832 for automobile expenses and $10,036 for other executive benefits.

         The amounts in this column for 1996 include the following:  Mr. Parnell
         - $86,007 for relocation expenses and the balance for amounts paid in lieu of vacation accrued; Mr. Davis - $8,236 for automobile expenses and $4,334 for other executive benefits.

(3) Restricted stock awards are valued in the table above at their fair market value based on the closing price for the Company's Common Shares as reported by The Nasdaq Stock Market(R) on the date of award. On March 25, 1998, Mr. Strandberg was awarded 37,500 restricted shares. The closing price of the Company's Common Shares on that date was $10.75. At the end of the 1998 fiscal year, the fair market value of Mr. Strandberg's restricted stock holdings was $356,250, based upon the closing price of the Company's Common Shares on December 31, 1998 of $9.50. The restrictions on 50% of such shares will lapse in four equal annual installments on March 25, 1999, March 25, 2000, March 25, 2001 and March 25, 2002 so long as Mr. Strandberg is an officer on such dates. The restrictions on the other 50% of the shares will not lapse unless and until certain performance levels for the Company's shares are attained - with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $14.30 per share for seven consecutive days at any time prior to March 25, 2002; with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $16.87 per share for seven consecutive days at any time prior to March 25, 2002; and with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $19.57 per share for seven consecutive days at any time prior to March 25, 2002. If the trading price of the shares does not reach the specified performance levels by March 25, 2002, all shares still subject to the restrictions will be returned to or cancelled by the Company.

(4)      The amounts in this column for 1998 consist of the following:

         (a)      The  Company's  matching  contributions  to its 401(k) Plan as
                  follows:   Mr. Strandberg  -  $4,500;  Mr. Woodard  -  $5,000;
                  Mr. Parnell - $4,850; Mr. Reddersen - $4,620.

         The amounts in this column for 1997 consist of the following:

         (a)      The Company's matching  contributions to its 401(k)  Plans  as
                  follows:   Mr.  Woodard  - $3,139;  Mr. Parnell  -  $4,750;
                  Mr. Reddersen - $4,393.

         (b)      The amount paid pursuant to a  severance agreement as follows:
                  Mr. Davis - $57,330.

         The amounts in this column for 1996 include the following:

         (a) The Company's matching contributions to its 401(k) Plans: Mr. Woodard - $3,410; Mr. Parnell - $2,146; Mr. Reddersen- $1,809.

         (b) The actuarially determined value of the Company-paid premiums on "split-dollar" life insurance as follows: Mr. Woodard - $696.

(5)      Mr. Strandberg became  the  President and  Chief  Executive Officer  on
         April 30, 1997.  He joined the Company as Executive Vice   President in
         November 1996.

(6) The amount set forth as salary for 1998 represents the cash payment to Mr. Strandberg for the period June 1, 1998 through December 31, 1998 and the amount set forth for 1997 represents the cash payment to Mr. Strandberg for the period January 1, 1997 through May 31, 1997. Pursuant to his Employment Agreement, Mr. Strandberg elected to receive all of his base salary ($240,000) for the period between June 1, 1997 and May 31, 1998 in the form of stock options. Accordingly, on June 2, 1997, Mr. Strandberg received a stock option to purchase 73,846 shares at an exercise price of $6.50 per share (the fair market value of the Company's Common Shares on the date of grant). Said option vested in four equal quarterly installments on August 31, 1997, November 30, 1997, February 28, 1998 and May 31, 1998 and expires on June 2, 2000.

(7) On July 12, 1996, the date on which the Company acquired Spectra, Messrs. Parnell and Reddersen became employees of the Company retaining their same positions as at Spectra, and thereafter became executive officers of the Company in September 1996 and December 1996, respectively. While the 1996 salary amounts for Messrs. Parnell and Reddersen reflect payments for the period July 12, 1996 through December 31, 1996, the bonus amounts for them for that year were based upon the full year financial performance of Spectra as though it had not been acquired in July 1996 and were paid in their entirety by the Company.

(8) Mr. Davis' compensation information contained in this Proxy Statement has been converted from English pounds to U.S. dollars based upon average foreign exchange rates for the respective years.

Options and Stock Appreciation Rights
-------------------------------------

         No stock options or stock appreciation rights were granted to any of the Named Executive Officers in fiscal 1998.

         The following table summarizes option exercises during fiscal 1998 by the Named Executive Officers, and the value of the options held by such persons at the end of fiscal 1998.

                       AGGREGATED OPTION EXERCISES IN 1998
                         AND 1998 YEAR-END OPTION VALUES
                                                                 Number of Securities            Value of Unexercised
                                                                Underlying Unexercised         In-the-Money Options at
                                                            Options at December 31, 1998 (#)    December 31, 1998 ($)(1)
                                                            --------------------------------    ------------------------
                         Shares Acquired
                          on Exercise          Value
         Name                ($)(1)       Realized ($)(2)   Exercisable  Unexercisable          Exercisable   Unexercisable
---------------------   ---------------   ---------------   -----------  -------------          -----------   -------------
Robert C. Strandberg           --                --           123,846       225,000              $355,913       $659,375

William J. Woodard             --                --            93,480        21,875              $124,464       $ 54,297

William L. Parnell, Jr.        --                --            37,500        27,500              $100,938       $ 73,438

Nigel P. Davis                 --                --             7,500        22,500              $ 20,625       $ 61,875

Brad R. Reddersen              --                --            37,500        27,500              $100,938       $ 73,438

(1) The closing price for the Company's Common Shares as reported by The Nadsaq Stock Market(R) on December 31, 1998 was $9.50. Value is calculated on the basis of the difference between the option price and $9.50 multiplied by the number of Common Shares underlying the option. An option is in-the-money if the market value of the Common Shares subject to the option exceeds the option price.

(2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Shares from the option grant date to the option exercise date. Value is calculated based on the difference between the option price and the closing market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise relates. No cash is realized until the shares received upon exercise of an option are sold.

Employment Contracts and Severance and Change-in-Control Arrangements
---------------------------------------------------------------------

         Robert C. Strandberg
         --------------------

         On June 2, 1997, the Company and Robert C. Strandberg entered into an Employment Agreement pursuant to which Mr. Strandberg was employed as President and Chief Executive Officer. Said Agreement expired on June 1, 1998. Effective June 2, 1998, the Company entered into a new Employment Agreement with Mr. Strandberg, which was amended in December 1998 (the Employment Agreement, as amended, is referred to as the "Strandberg Agreement"), and which will expire on December 31, 2000 (the "Initial Term"). However, unless written notice is given to the contrary by either the Company or Mr. Strandberg at least 75 days prior to the expiration date, the employment period will automatically be extended for additional one-year terms (each an "Additional Term"). Under the Strandberg Agreement, Mr. Strandberg will receive an annual base salary of $300,000 or such increased amount as may be determined by the Board from time to time. In addition, under the Strandberg Agreement, if certain performance goals and targets determined annually by the Company's Board of Directors for the Company's Management Incentive Plan ("MIP") are met, Mr. Strandberg will be entitled to receive a performance bonus for that year ranging from 40% to 170% of his base salary with no performance bonus if the performance goal is not achieved in a particular year. Mr. Strandberg is also eligible to participate in employee benefit plans generally made available by the Company to its executive officers.

         If Mr. Strandberg's services are terminated without cause (as defined below), the Company will continue to pay him for a period of one year his base salary and all current health, dental, life and accidental death and dismemberment insurance benefits.

         In the event Mr. Strandberg terminates his employment for any reason within 90 days after the occurrence of a Change-in-Control (as defined below) or in the event of the termination of employment of Mr. Strandberg within the two year period following a Change-in-Control (as defined below), and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below), death or disability, or (ii) by Mr. Strandberg for "Good Reason" (as defined below), the Company will pay Mr. Strandberg over a period of three years following such termination an amount equal to the product of the sum of (x) Mr. Strandberg's base salary at the annual rate then in effect and (y) the highest annual bonus paid to Mr. Strandberg under the Company's current Management Incentive Plan in the three full fiscal years preceding termination multiplied by 2.9. In addition, Mr. Strandberg will be immediately vested in any retirement, incentive, restricted stock, or option plans or agreements then in effect and the Company will continue to provide Mr. Strandberg with his then current health, dental, life and accidental death and dismemberment insurance benefits for a period of three years.

         If any of the payments to Mr. Strandberg are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

         The Strandberg Agreement contains confidentiality provisions and a covenant not-to-compete for a period of 24 months after the expiration of the Initial Term and the Additional Term, if any.

         Pursuant to the Strandberg Agreement, Mr. Strandberg received an award of 37,500 restricted shares which cannot be sold, transferred or otherwise disposed of until the restrictions lapse. See Footnote (3) to the Summary Compensation Table for further details with respect to the restricted shares. Pursuant to the Strandberg Agreement, and subject to the approval of the amendment to the 1994 Stock Option Plan at this Annual Meeting, awards of 37,500 restricted shares will be given to Mr. Strandberg as of March 25, 1999 and on March 25, 2000, if he is an officer on that date, and will contain provisions relating to the lapse of the restrictions which will be similar to those set forth in Footnote (3) to the Summary Compensation Table but modified to reflect appropriate changes in dates and performance standards.

         Nigel P. Davis
         --------------

         In 1998, the Company through its wholly-owned subsidiary, PSC Bar Code Limited ("PSC BCL"), entered into a Service Agreement with Nigel P. Davis pursuant to which Mr. Davis is employed as Vice President Europe, Middle East and Africa at an annual base salary of (pound)110,000 ($181,578) plus sales commissions. The Service Agreement includes: confidentiality and non-compete provisions; participation in employee benefit plans and in the PSC BCL Group Personal Pension Scheme; and automobile benefits. In the event of the termination of Mr. Davis' employment by the Company for any reason other than Termination for Cause (as defined below), death, disability or a Change-in-Control (as defined below), the Company will continue to pay him for a period of one year following the termination date an amount equal to the aggregate of (x) his salary at the annual rate in effect on the termination date; (y) the highest annual incentive payments paid to him under the Company's current Business Incentive Scheme or any successor scheme in the three full financial years preceding the termination date; and (z) an amount equal to the annual cost to the Company of providing a company car for him. In the event of the termination of Mr. Davis' employment within the two-year period following a Change-in-Control (as defined below), and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below), death or disability or (ii) by Mr. Davis for "Good Reason" (as defined below), the Company will pay Mr. Davis a total amount equal to the aggregate of (x) an amount equal to his salary at the annual rate in effect on the termination date multiplied by 2.9; (y) an amount equal to the highest annual incentive payments paid to him under the Company's current Business Incentive Scheme or any successor scheme in the three full financial years preceding the termination date multiplied by 2.9; and (z) an amount equal to the annual cost to the Company of providing a company car for him. Payments of such aggregate amount will be paid over a three-year period. In addition, Mr. Davis will be immediately vested in options then in effect and the Company will continue to provide him with his then current medical, long-term disability insurance and life insurance benefits for a period of three years.

         Severance/Change-in-Control Agreements
         --------------------------------------

         Severance/Change-in-Control Agreements have been entered into with all senior executive officers, including Messrs. Parnell, Reddersen and Woodard, in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. In general, all provide that in the event of the termination of the executive's employment by the Company, for any reason other than Termination for Cause (as defined below), death, disability or a Change-in-Control (as defined below), the Company will continue to pay the executive for a period of one year following such termination an amount equal to the executive's salary at the annual rate then in effect. In addition, the Company will provide the executive with the executive's then current health, dental, life and accidental death and dismemberment insurance benefits for a period of one year following such termination. Each agreement also contains a covenant not-to-compete during the one-year period in which severance benefits are being paid. In the event of the termination of the executive's employment within the two-year period following a Change-in-Control (as defined below) of the Company, and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below) or (ii) by the executive if the executive terminates such employment for Good Reason (as defined below), or, in the case of Mr. Woodard, in addition, if he terminates his employment for any reason within 90 days after the occurrence of a Change-in-Control (as defined below), the Company will pay the executive either over a period of three years or in a lump sum payment an amount equal to the product of the sum of (x) the executive's salary at the annual rate then in effect and (y) the highest annual bonus paid to the executive under the

Company's current Management Incentive Plan or any successor plan in the three full fiscal years preceding termination multiplied by 2.9. In addition, the executive will be immediately vested in any retirement, incentive or option plans then in effect and the Company will continue to provide the executive with his or her then current health, dental, life and accidental death and dismemberment insurance benefits for a period of three years.

         If any of the payments to the executive are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

         Certain Definitions. As used in the Ehrlich Agreement, the Strandberg Agreement, the Service Agreement and the Severance/Change-in-Control Agreements:

         (a) Change-in-Control generally means the acquisition of 30% of the Company's voting securities (20% in the Strandberg Agreement), or a change of one-third of the incumbent Board of Directors without the prior approval of the members of the incumbent Board of Directors, or the merger or consolidation of the Company with another corporation where the shareholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the corporation issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of the Company.

         (b) Termination for Cause generally means the termination of the employment of an officer because the officer has failed or refused to perform such services as may reasonably be delegated to the officer consistent with the officer's position, or has been grossly negligent in connection with the performance of his or her duties, or has committed acts involving dishonesty, willful misconduct, breach of fiduciary duty, fraud, or any similar offense which materially affects the officer's ability to perform his or her duties for the Company or may materially adversely affect the Company, or has been convicted of a felony.

         (c) Good Reason generally means an officer's annual rate of salary is reduced from the annual rate then currently in effect or the officer's other employee benefits are in the aggregate materially reduced from those then currently in effect, (unless such reduction of employee benefits applies to employees of the Company), or the officer's place of employment is moved from its then current location, or the officer is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the officer.

         (d) Termination without Cause generally means the termination of the employment of an officer for reasons other than death, disability, termination for cause or termination upon Change-in-Control.

Interest of Directors and Management in Certain Transactions
------------------------------------------------------------

         Severance Payments

         In fiscal 1998, the Company, pursuant to a Severance Agreement dated April 30, 1997, paid L. Michael Hone, the Company's former Chairman of the Board and Chief Executive Officer, who currently owns beneficially more than five percent of the Company's Common Shares, $381,811 and forgave $167,188 of indebtedness.

         In fiscal 1998, the Company, pursuant to a Severance and Consulting Agreement, paid Dr. Jay Eastman, a director of the Company, who had been the Company's Senior Vice President, Strategic Planning until October 1997, $39,904.

         Stuart M. Itkin, Vice President, Marketing, pursuant to a Severance Agreement effective February 5, 1998, received severance payments in 1998 in the amount of $122,171.

         Dennis T. Hopwood, Vice President, Human Resources, had served in a similar position for Spectra. After the Company's acquisition of Spectra in July 1996, Mr. Hopwood left the employ of the Company in January 1997 and became entitled to receive severance payments pursuant to his Change-in-Control Agreement with Spectra. In fiscal 1998, the Company paid him $143,541 pursuant to said Agreement. He subsequently rejoined the Company and became an executive officer in July 1997.

         Other Transactions

         In 1998, the Company paid approximately $324,735 to Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP for legal services rendered. Justin L. Vigdor, a director, is a member of that firm and Martin S. Weingarten, Secretary of the Company, is of counsel to that firm.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                           CORPORATE PERFORMANCE GRAPH

         The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1993 through December 31, 1998, with the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1993 in each of the Company's Common Shares, the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index and that all dividends were reinvested.

                Comparison of Five Year Cumulative Total Return*
                     Among PSC Inc., the S&P 500 Index and
                           The S&P Technology Sector

                             12/93 12/94 12/95 12/96 12/97 12/98
                             ----- ----- ----- ----- ----- -----
PSC Inc..................... $100  $217  $154  $119  $220  $158
S&P 500..................... $100  $101  $139  $171  $229  $294
S&P Technology Sector....... $100  $117  $168  $238  $300  $519

* $100 invested on 12/31/93 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Volta) approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

         The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company; (iv) to align executive compensation with growth in shareholder value; and (v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

         To maintain a competitive level of compensation, the Company and the Committee periodically utilize the services of independent compensation consultants to analyze compensation data for high technology companies with revenues of $250 million and to recommend plan designs and guidelines and compensation strategies. Such consultants were engaged in 1998 to assist the Company.

         The Company's compensation program for executive officers consists of the following key elements: base salary, annual cash incentives and equity-based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

         Base Salary: Base salaries and increases for executive officers, other than Mr. Strandberg, are determined by the Chief Executive Officer within the guidelines established by the Committee and are based upon the officer's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base salaries are designed to be competitive, generally at the median or 50th percentile, as compared to salary levels for equivalent executive positions in comparable companies and are normally reviewed annually.

         Annual Incentive: A substantial portion of each executive officer's compensation is variable and tied to Company performance.

         In 1997, the Committee adopted a new Management Incentive Plan (the "MIP") which is applicable to all of the Company's key executives and department managers. The MIP provides cash incentive awards based upon overall performance by the Company as measured by return on capital employed ("ROCE") and sales growth. ROCE is defined as operating income divided by net average capital as reported in the Company's financial statements. Sales growth is defined as the percentage increase of current fiscal year revenue over the preceding fiscal year revenue. If the target is achieved, awards varying from 10% to 60% of base salary will be paid. Below a threshold level of performance, no awards will be granted. If the target is surpassed, awards increase, depending on the percentage of target achieved. The incentive percentage for an employee is based upon position in the Company and is based upon market comparisons. Each year the Committee establishes the specific ROCE and sales growth targets for that year and the weighting factor to be given to each. After the end of the fiscal year, the Committee confirmed that the threshold level of performance had been surpassed, that, based on performance against the ROCE and sales growth measures, 74.1% of the targeted payout had been achieved and that the annual bonuses, at reduced percentages, could therefore be paid. Accordingly, awards varying from 7% to 44% of base salary were paid to the MIP participants for 1998.

         Equity-Based Incentives: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

         After reviewing various studies and reports by independent compensation consultants, the Committee in September 1997 adopted certain stock option guidelines. Each participant is assigned a stock option target based on his or her level and base salary. The stock option target is based on competitive market information regarding ongoing standard option grants by position level in high technology companies, as reported in an annual report on executive compensation prepared by an independent compensation source. Targeted option grants are designed to be competitive and will approximate the median or 50th percentile, as compared to option grants for equivalent positions at other global technology companies. The option grant target is expressed as a percentage of each individual's base salary and ranges from 40% of base salary for an individual contributor to 150% of base salary for senior vice presidents to 200% of base salary for the Chief Executive Officer. The stock option target is not a guarantee. The actual award may be smaller or larger depending on a number of factors including the available stock option pool, the type of option awarded (standard time vesting vs. performance-based), and the individual's performance as assessed by senior management and the Board.

         In 1998, although some stock options were granted below the targeted levels to certain key employees below the executive level, no stock options were granted to the senior vice presidents because of the unavailability of a sufficient number of shares under the stock option plan. In lieu thereof, the Board awarded a special one-time cash bonus to each of the senior vice presidents, including those named in the Summary Compensation Table. In general, the amount of each bonus represented the current economic value of the stock options that would have normally been granted to such individual in 1998 based upon a Black Scholes calculation.

         CEO Compensation
         ----------------

         The compensation of the Chief Executive Officer reflects the same elements as the compensation of the other executive officers. A new employment agreement was entered into with Mr. Strandberg effective June 2, 1998. Mr. Strandberg's base salary was increased from $240,000, which he had elected to receive in the form of stock options, to $300,000, which is below the median level of high technology companies with revenues of $250 million. Mr. Strandberg's bonus for 1998 was determined under the MIP and he earned a bonus of $133,380, which represents approximately 44% of his base salary. No stock options were granted to Mr. Strandberg in 1998. In lieu thereof, he received an award of 37,500 restricted shares on March 25, 1998 and, subject to the approval of the amendment to the 1994 Stock Option Plan at this Annual Meeting, he will receive similar awards as of March 25, 1999 and on March 25, 2000, if he is an officer on that date. See "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Arrangements."

         Tax Considerations
         ------------------

         Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance-based compensation". The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Company's 1994 Stock Option Plan currently complies with the provisions of
Section 162(m) and there is being submitted to the shareholders for approval at this Annual Meeting an amendment to the 1994 Stock Option Plan so that the Plan will continue to comply with the provisions of Section 162(m) and any gains realized upon the exercise of stock options granted under said Plan will continue to qualify as performance-based compensation and will be fully deductible by the Company. The Committee believes that all of the Company's 1998 compensation expense will be deductible for federal income tax purposes.

         Although  the   Compensation   Committee   will  continue  to  consider
deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 1999.

                                          Compensation Committee

                                          James C. O'Shea, Chairman
                                          Thomas J. Morgan
                                          Jack E. Rosenfeld
                                          Romano Volta

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         The members of the Compensation Committee consist of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Dr. Volta. Each member is a non-employee director and does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1998 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                PROPOSAL TO AMEND
                           THE 1994 STOCK OPTION PLAN
                                 (Proxy Item 2)
General
-------
         In May 1995, the shareholders approved the 1994 Stock Option Plan (the "1994 Plan") which had been adopted by the Board of Directors in November 1994. The 1994 Plan is the Company's only stock option plan currently in effect.

         The 1994 Plan authorizes the issuance of options and awards of restricted shares covering up to 1,750,000 Common Shares (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). The 1994 Plan constitutes a key element of the Company's incentive program and is utilized to attract, retain and motivate key employees of the Company and to align key employee and shareholder interests.

         As a result of the acquisition of Spectra in July 1996, whereby the total number of employees of the Company doubled, and as a result of the subsequent restructuring of the Company, whereby certain officers left the Company and certain new officers were recruited and hired, the number of key employees eligible for stock options increased significantly in 1997 and 1998. Accordingly, it became necessary for the Board to grant more stock options and awards of restricted shares in those years than had originally been anticipated by the Board at the time of the adoption of the 1994 Plan. As a result, the number of shares currently available under the 1994 Plan for grants of stock options or awards of restricted shares is approximately 4,000 shares. The Board of Directors has determined that this amount is insufficient to continue to maintain the Company's needs under its incentive program. As a result, the Board had adopted, and proposes that the shareholders approve, an amendment (the "Amendment") to the 1994 Plan which will increase the total number of shares available for the grant of stock options and the award of restricted shares under the 1994 Plan by 1,000,000 shares, thereby increasing the aggregate number of shares which would be available for the grant of options and the award of restricted stock from 1,750,000 to 2,750,000.

         The Board of Directors believes that the increase in the number of shares available for issuance under the 1994 Plan will strengthen the Company's ability to attract, retain and compensate key employees and future employees of the Company and motivate such employees to attain individual performance and overall corporate goals. In an environment which has become increasingly competitive in the search for employees, especially in high technology companies, the Board believes it is essential that the Company have the ability to respond to that competition. This can be done either by substantially increasing the cash compensation paid to the Company's officers and key employees or by continuing to grant them stock options in a form and quantity consistent with other comparable companies in the industry. Unlike the immediate dilutive effect on earnings per share ("EPS") caused by increases in cash compensation, grants of stock options have no effect on EPS until the Company's stock increases in value beyond the option exercise price. As of March 8, 1999, approximately 39% of the Company's outstanding stock options were below their respective exercise prices. Although the Board has the right under the 1994 Plan to reprice stock options if their exercise prices decline, the Board, believing that it would not be in the best interests of the Company's shareholders, has never exercised this right and has adopted a policy not to do so. In addition, in order to minimize the number of outstanding stock options, the Board intends for the foreseeable future to restrict the annual grants of stock options to officers, key employees and non-employee directors to approximately 2% of the Company's outstanding shares.

                            Summary Plan Description
                            ------------------------

         The principal features of the 1994 Plan are summarized below. The summary is qualified in its entirety by reference to the complete text of the 1994 Plan, as proposed to be amended, which is attached as Exhibit A.

Administration of the 1994 Plan

         The 1994 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). No director may be appointed to the Committee who is not a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, no director may be appointed to the Committee who is not an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as described below, the Committee has full authority to determine the specific individuals to whom awards may be made under the 1994 Plan, to determine the provisions of such awards, to interpret the terms of the 1994 Plan and awards made under the 1994 Plan and to adopt, amend and rescind rules and guidelines for the administration of the 1994 Plan. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers who are also directors, the power to grant options to participants who are not subject to the reporting requirements of Section 16(a) of the Exchange Act, provided, however, that the Committee must fix the maximum amount of options for such participants as a group.

Types of Awards Under the 1994 Plan

         The 1994 Plan provides the Committee with authority to grant incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options and shares of restricted stock. In addition, the 1994 Plan also provides for automatic grants of stock options to directors who are not employees of the Company.

Incentive Stock Options and Nonstatutory Stock Options

         Any officer or key employee of the Company or any subsidiary of the Company is eligible to receive an incentive stock option ("ISO") or nonstatutory stock option ("NSO") under the 1994 Plan. In addition, any consultant to the Company, who, in the opinion of the Committee, is in a position to have a significant effect upon the Company's business, is eligible to receive a NSO under the 1994 Plan. The Committee, in its sole discretion, selects the participants from among those eligible to receive options and determines the form, amount, vesting and timing of the options, except, however, that no individual may be granted options for more than 525,000 shares in any fiscal year of the Company. Under the 1994 Plan, the exercise price for the purchase of shares subject to an ISO or NSO may not be less than one hundred percent (100%) of the fair market value of the Common Shares at the time the ISO or NSO is granted, except that the exercise price of ISOs granted to holders of more than ten percent (10%) of the Common Shares must be at least one hundred ten percent (110%) of the fair market value of the Common Shares on the date of grant.

         The term of an ISO or NSO may not exceed ten (10) years and, in the case of an ISO granted to a holder of more than ten percent (10%) of the Common Shares, the term cannot exceed five (5) years. An ISO or NSO is exercisable in such installments, and upon such other terms (e.g., the attainment of specific predetermined stock price goals or other performance goals) as prescribed by the Committee.

         ISOs and NSOs may not be assigned or transferred other than by will or by the laws of descent and distribution. Any optionee who ceases to be employed by the Company for any reason other than death, disability, or termination for cause may exercise such ISOs or NSOs, to the extent exercisable, within three
(3) months after such termination. In the event of an optionee's death or disability, ISOs and NSOs generally will be exercisable for one (1) year after such death or disability. The Committee may vary these provisions at or after the time of grant, but in no event may an ISO or NSO be exercised after the expiration of the option exercise period established at the time of grant.

Non-Employee Director Stock Options

         The 1994 Plan provides for automatic grants of stock options to each member of the Board of Directors who is not also an employee of the Company. All directors, except Messrs. Ehrlich and Strandberg, are non-employee directors.

         A Non-Employee Director Stock Option ("NEDSO") for 6,500 shares is granted to each non-employee director automatically every year on the date of the Annual Meeting of Shareholders. Non-employee directors elected by the Board to fill vacancies and newly created directorships in the interim between grant dates will receive a prorated NEDSO based upon the number of full months such non-employee director will serve between his election and the next grant date. The exercise price of each NEDSO is the fair market value of such shares on the date the NEDSO is granted.

         Each NEDSO is exercisable as follows: fifty percent (50%) one (1) year from the date of grant and one hundred percent (100%) two (2) years from the date of grant. Each NEDSO terminates upon the expiration of five (5) years from the date upon which such NEDSO was granted. A NEDSO is not transferable other than by will or by the laws of descent and distribution.

         In the event a non-employee director voluntarily terminates service on the Board other than by reason of death or disability, such person's NEDSO (to the extent exercisable upon such termination) will expire three (3) months from the date of termination of service, provided that in no event may a NEDSO be exercised beyond its original expiration date.

Restricted Stock Awards

         The 1994 Plan also permits the Committee to make awards of shares of restricted stock to officers or key employees of the Company and its subsidiaries. The award will set forth a restriction period during which the grantee must remain in the employ of the Company and cannot sell, transfer, assign or pledge the shares. If the grantee's employment terminates during the period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by the Company.

         The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Committee, in the event of the employee's retirement, permanent total disability, death or in cases of special circumstances.

Payment of Exercise Price

         Payment for shares purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Payment may be made in cash, with Common Shares of the Company owned by an optionee (provided the optionee has held such shares for at least six (6) months) or by the delivery to the Company of irrevocable instructions to deliver the stock certificates representing the shares for which the option is being exercised directly to a broker, and instructions to the broker to sell such shares and deliver promptly to the Company the total exercise price in cash.

Tax Withholding

         Whenever a NSO is exercised, a participant must also provide for the payment of any federal, state or local taxes required by law to be withheld. Such payment is usually in cash. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of the Company, including shares retained from the option creating the tax obligation, valued at their fair market value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant.

Option Adjustments

         In the event of a recapitalization, stock split, stock dividend, merger, reorganization, tender offer, sale of substantially all of the Company's assets, dissolution or liquidation of the Company, change-in-control (as defined in the 1994 Plan), or similar transaction affecting the Company's Common Shares, the Committee, in its sole discretion, may, as to any outstanding options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 1994 Plan and in the number and purchase price of shares subject to such options as it may determine, make outstanding options fully exercisable, or amend or terminate such options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

Financing

         The 1994 Plan permits the Company, in the discretion of the Committee, to make a loan to any person holding an ISO, NSO or NEDSO (a "Participant") or to guarantee the payment of a loan from a bank or others in an amount sufficient to enable a Participant to exercise a stock option and to pay the income taxes incurred upon the exercise of an option.

         Each loan or guaranty may extend for a period of not more than five (5) years, will be evidenced by a promissory note given by the Participant and for which the Participant will have full personal liability, will bear interest at such rate per annum as determined by the Committee, which interest will not be less than the rate in effect for the Company's senior indebtedness to a financial institution and will be payable at such times as determined by the Committee but at least no less frequently than annually, will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company, and may contain such further terms and conditions consistent with the 1994 Plan, including provisions of additional collateral security, as may be determined by the Committee from time to time.

Amendment of the 1994 Plan

         The Board may amend or terminate the 1994 Plan at any time, except that it may not amend the 1994 Plan without shareholder approval where the absence of such approval would cause the 1994 Plan to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under Section 162(m) of the Code, Section 422 of the Code, the requirements of any securities exchange on which the Common Shares of the Company are then listed, or any other requirement of applicable law or regulation. The Board may not amend the section of the 1994 Plan relating to NEDSOs more than once every six (6) months other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the 1994 Plan.

Term of the 1994 Plan

         Options and awards of restricted shares may be granted under the 1994 Plan until November 7, 2004.

                         Federal Income Tax Consequences
                         -------------------------------

         The following is a summary of the principal federal income tax consequences associated with options granted under the 1994 Plan. It does not describe all federal tax consequences under the 1994 Plan nor does it describe foreign, state or local tax consequences.

         (a) ISOs: The ISOs granted under the 1994 Plan are intended to meet the requirements of Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is held for at least two (2) years from the date the option was granted and at least one (1) year from the date the stock was transferred to the optionee (the "ISO Holding Period").

         If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

         If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

         If the ISO Holding Period is met, any gain upon the sale of the shares is taxable as a long-term capital gain at a maximum rate of twenty percent (20%).

         If the ISO is exercised by delivery of previously owned common shares in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If an ISO is exercised through the payment of the exercise price by the delivery of common shares, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will be considered ISO stock with a zero basis.

         (b) NSOs and NEDSOs: In the case of NSOs and NEDSOs granted under the 1994 Plan, no tax consequences result to the Company or the optionee upon granting of the option. Rather, the optionee realizes compensation income only when the option is exercised. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares are transferred over the exercise price paid by the optionee for the option. The income realized by the optionee will be subject to income tax withholding in the case of an employee.

         If a NSO or NEDSO is exercised through payment of the exercise price by the delivery of common shares, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

         Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise. The capital gain or loss will be short-term if the shares are disposed of within one (1) year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares were held more than one (1) year as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of twenty percent (20%).

         The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

         (c) Restricted Stock: An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will constitute an addition to the awardee's tax basis in the shares.

         In lieu of deferred recognition of income, the awardee may formally elect, within thirty (30) days of the award, to realize compensation income at the time of award, as measured by the fair market value of the shares on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss). In the event that the awardee terminates employment during the restriction period and forfeits his or her shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.

         The Company will be entitled to a federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the 1994 Plan and does not purport to be a complete description of all federal income tax aspects of the 1994 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options or the award of restricted shares granted under the 1994 Plan and the sale or other disposition of shares acquired upon the exercise of the options. Each person receiving a grant of options or an award of restricted shares should consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the 1994 Plan.

Plan Benefits
-------------

         The following table contains information on stock options granted under the 1994 Plan for the Company's fiscal year January 1, 1998 through December 31, 1998.

                Stock Options Granted Under the 1994 Plan in 1998
                                              Number of Shares     Average Exercise Price
              Name and Position              Subject to Options        of Options ($)
              -----------------              ------------------    ----------------------
Robert C. Strandberg .......................        -0-                      --
  President and Chief Executive Officer

William J. Woodard .........................        -0-                      --
  Vice President, Chief Financial Officer
  and  Treasurer

William L. Parnell, Jr. ....................        -0-                      --
  Vice President, Operations

Nigel P. Davis .............................        -0-                      --
  Vice President, Sales - Europe, Middle
  East, Africa

Brad R. Reddersen ..........................        -0-                      --
  Vice President, Chief Technology Officer

Current executive officers as a ............       34,000                  $ 9.570
  group (15 persons including those named
  above)

Non-Executive Director Group ...............       52,000                  $11.875
  (8 persons)

All employees, including all current .......      305,500                  $ 8.343
  officers who are not executive officers, as
  a group (136 employees)

         For information regarding restricted stock awards made to Mr. Strandberg and Mr. Ehrlich in 1998, and to be made to them in 1999 and 2000, see the material under the heading "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Arrangements" and "ELECTION OF DIRECTORS - Compensation of Directors." In addition, in 1998, restricted stock awards aggregating 7,500 shares were made to 8 employees.

         Because options and restricted stock awards will be granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 1994 Plan are not presently determinable.

         The closing price of the Company's Common Shares on The Nasdaq Stock Market(R) on March 8, 1999 was $8.438.

Vote Required
-------------

         Approval of the Amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast.

         Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

         The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur  Andersen  LLP  have  been  the  Company's   independent  public
accountants since June 1985, and have been retained by the Board of Directors for the current year.

         It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Shareholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise, your Proxy will be voted for you.


THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.

                       By Order of the Board of Directors

                       /s/ Martin S. Weingarten
                       MARTIN S. WEINGARTEN
                       Secretary


Dated:   April 7, 1999
         Webster, New York

PROXY                                PROXY                                 PROXY
                                    PSC INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 12, 1999

The undersigned, revoking all prior proxies, hereby appoints Robert C. Strandberg, Robert S. Ehrlich and Justin L. Vigdor, and any one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Shares of PSC Inc. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Shareholders to be held at the Dryden Theatre, George Eastman House, 900 East Avenue, Rochester, New York on May 12, 1999 at 9:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

                  (Continued and to be signed on reverse side)
================================================================================

1. Election of three (3) directors, each to serve a three-year term.

   FOR all nominees listed below         WITHHOLD AUTHORITY
   (except as marked to the contrary)  to vote for all nominees listed

          ------                              ------

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)


     Jay M. Eastman        Thomas J. Morgan        Bert W. Wasserman


2. Proposal to approve the amendment to the 1994 Stock Option Plan.

         FOR            AGAINST           ABSTAIN

       -----            -------           -------
3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                              Dated:                           , 1999
                                     ------------------------


                                     Signature
                                               -------------------------------
                                     Signature
                                               -------------------------------

IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Share certificate; in the case of Common Shares held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope.

                                    EXHIBIT A
                                                                      As Amended
                                    PSC INC.
                             1994 STOCK OPTION PLAN


     1. Title and Purpose. The plan described herein shall be known as the "PSC Inc. 1994 Stock Option Plan" (the "Plan"). The purpose of the Plan is to advance the interests of PSC Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain individuals of training, experience, and ability as officers, key employees, directors and consultants and to furnish additional incentive to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company and each Participant will be specifically apprised of said intent.

     2.1 Definitions. As used herein, the following words or terms have the meaning set forth below. 2.1 "Award" means an award granted to any key employee, officer, consultant, or Non-Employee Director in accordance with the provisions of the Plan in the form of Options or Restricted Stock.

     2.2 "Award Agreement" means the written agreement evidencing each Award of Restricted Stock granted under the Plan.

     2.3 "Board" means the Board of Directors of the Company, except that, whenever action is to be taken under the Plan with respect to a Reporting Person, "Board" shall mean only such directors who are disinterested persons within the meaning of Rule 16b-3 under the Exchange Act or any successor rule.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. To the extent that the Committee delegates its power to grant Options as permitted by
Section 4.2, all references in the Plan to the Committee's authority to grant Options and determinations with respect thereto shall be deemed to include the Committee's delegate or delegates.

     2.6 "Common Stock" or "Stock" means the Company's $.01 par value Common Shares.

     2.7 "Company" means PSC Inc., a corporation established under the laws of the State of New York, and its subsidiaries.

     2.8 "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or to exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     2.9 "Disability" means a physical or mental condition of such a nature that it would qualify a Participant for benefits under the Company's long-term disability insurance plan.

     2.10 "Disinterested Person" shall have the same meaning as defined in Rule 16b-3(c)(2) promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     2.12 "Fair Market Value" in the case of a share of Common Stock on a particular day, means the closing price per share of the Common Stock on the Nasdaq National Market for that day, provided at least one sale of said Stock took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur. If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

     2.13 "Incentive Stock Option" ("ISO") means an Option which is intended to satisfy the requirements of Section 422 of the Code or any successor provision.

     2.14 "Non-Employee Director" means a member of the Board who is not an employee of the Company or a management consultant to the Company.

     2.15 "Non-Employee Director Stock Option" ("NEDSO") means a Nonstatutory Stock Option granted to a Non-Employee Director of the Company.

     2.16 "Nonstatutory Stock Option" ("NSO") means an Option which is not intended to qualify as an Incentive Stock Option.

     2.17 "Option" means any Option granted under the Plan and includes an Incentive Stock Option, a Nonstatutory Stock Option and a Non-Employee Director Stock Option.

     2.18 "Option Agreement" means the written agreement evidencing each Option granted under the Plan.

     2.19 "Option Price" means the purchase price per share of Common Stock upon the exercise of an Option.

     2.20 "Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

     2.21 "Participant" means an individual who has been granted an Award under the Plan.

     2.22  "Reporting  Person"  means a person  required to file  reports  under
Section 16(a) of the Exchange Act or any successor statute.

     2.23 "Restricted Stock" means Stock awarded under Section 9 of the Plan which is subject to certain forfeiture provisions or restrictions on transfer.

     2.24 "Retirement" means termination of employment with the Company if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company, provided that the Participant does not continue in the employment of the Company.

     3. Shares Subject to the Plan. Subject to adjustment as provided in Section 12 below, an aggregate of 2,750,000 shares of Common Stock shall be available for Awards under the Plan. Such shares may be authorized but previously unissued shares or shares reacquired by the Company, including shares purchased in the open market. In the event that any outstanding Option granted under the Plan for any reason expires or is terminated without having been exercised in full, or any shares of Restricted Stock are forfeited, the shares allocable to the unexercised portion of such Option or the forfeited portion of such Restricted Stock shall (unless the Plan shall have been terminated) become available for subsequent Awards under the Plan; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

     4. Administration of the Plan.
     ------------------------------

     4.1 The Plan shall be administered by the Committee. No individual may be appointed to the Committee who is not both a Disinterested Person and an Outside Director. Grants of NEDSOs and the amounts and nature of such Options shall be automatic as described in Section 8. Subject to the preceding sentence and the provisions set forth herein, the Committee shall have full authority to determine the time or times at which, and the officers and key employees of the Company to whom, Awards shall be granted under the Plan, to determine the provisions of Awards, to interpret the terms of the Plan and of Awards made under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Committee shall report any action taken by it to the meeting of the Board next following such action.

     4.2 To the extent permitted by applicable law, the Committee may delegate to one or more executive officers who are also directors of the Company the power to grant Options to Participants who are not Reporting Persons at the time of such Options and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of Options for such Participants as a group. Such delegate or delegates shall report any action taken by it or them to the meeting of the Committee next following such action.

     4.3 The decision of the Committee on any matter as to which the Committee is given authority shall be final and binding on all persons concerned. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     5. Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company as and to the fullest extent permitted by law, including without limitation, indemnification against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence, bad faith or misconduct in the performance of his duties; provided that within 60 days after institution of such action, suit or proceeding a Committee member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

     6. Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

      Incentive Stock Options (ISOs)
      Nonstatutory Stock Options (NSOs)
      Non-Employee Director Stock Options (NEDSOs)
      Restricted Stock

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan including without limitation, determinations of the Participants, the form, amount and timing of Awards , the terms and provisions of Awards, and the agreements evidencing Awards, need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Awards hereunder, whether or not such Participants are similarly situated. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant of the Award or any time thereafter.

     7.  Incentive Stock Options and Nonstatutory Stock Options.
         -------------------------------------------------------

     7.1 Eligibility. Any officer or key employee of the Company shall be eligible to receive an ISO or NSO under the Plan. In addition, any consultant to the Company, who, in the opinion of the Committee, is in a position to have a significant effect upon the Company's business, shall be eligible to receive a NSO under the Plan. No ISO or NSO may be granted to an individual under this Plan at a time when such individual is serving as a member of the Committee. An employee owning stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation ("Ten Percent Stockholder") is not eligible to receive an ISO unless the option price is at least 110% of the Fair Market Value of the Common Stock at the time the ISO is granted and the ISO option by its terms is not exercisable more than five years from the date it is granted. Restricted Stock and Common Stock which a grantee may purchase under outstanding Options shall be treated as stock owned by such grantee for purposes of this calculation. The Committee also may authorize the granting of ISOs and NSOs to prospective employees. In the case of a prospective employee, the grant of an ISO or NSO shall be on the condition of employment by the Company in a key position, and the date of the grant of the ISO or NSO shall be the date such employment begins or such later date as the Committee may have specified when authorizing the grant.

     7.2 Grant of ISOs and NSOs
         ----------------------

     7.2.1 From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among persons eligible to receive ISOs and NSOs (including persons to whom ISOs and NSOs were previously granted) those persons to whom ISOs and NSOs are to be granted.

     7.2.2 The Committee shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each ISO and NSO made by it under the Plan, provided, however, that the maximum number of shares of Common Stock with respect to which ISOs and NSOs may be granted to any individual in any one taxable year of the Company shall not exceed 525,000 shares (the "Maximum Annual Grant").

     7.2.3 The Committee shall determine at the time of each grant hereunder whether the option is an ISO or NSO. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision, and any regulations thereunder.

     7.3 Option Price. The option price per share of Common Stock with respect to each ISO and NSO, shall not be less than 100% of the Fair Market Value per share at the time the ISO or NSO is granted.

     7.4 Period of Options. An ISO and NSO shall be exercisable during such period of time as the Committee may specify, subject, in the case of ISOs, to any limitation required by the Code. No ISO or NSO shall be exercisable after the expiration of 10 years from the date the ISO or NSO is granted.

     7.5 Vesting of Options. Each ISO and NSO shall be made exercisable at such time or times as the Committee shall determine. In the case of an ISO or NSO made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised. The Committee may impose such conditions with respect to the exercise of ISOs and NSOs, including conditions relating to the attainment of specific pre-determined stock price goals or other performance criteria or conditions relating to applicable federal or state tax or securities laws, as it considers necessary or advisable and such conditions may differ with respect to each Participant.

     7.6 Limitation on Grant of ISOs. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under all such plans of the Company) shall not exceed $100,000.

     7.7 Options Non-Transferable. No ISO or NSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Participant under an ISO or NSO or the Plan shall be subject to the attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal equitable process. During the lifetime of the Participant, ISOs and NSOs shall be exercisable only by the Participant who received them.

     7.8 Termination of Employment.
         --------------------------

     7.8.1 Death During or After Employment. If a Participant dies during employment or within three (3) months after terminating employment, and at a time when the Participant is entitled to exercise an ISO or NSO, then at any time or times within one year after death (or such greater or lesser period after death as may be specified in the documentation evidencing the ISO or NSO) such ISO or NSO may be exercised, but only as to any or all of those shares which the Participant was entitled to purchase immediately prior to the Participant's death (unless the Committee within thirty (30) days after the Participant's death shall have accelerated the vesting of the ISO or NSO). ISOs or NSOs exercisable after death may be exercised by the Participant's Designated Beneficiary, and except as so exercised, shall expire at the end of the specified post-death exercise period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

     7.8.2 Retirement or Disability. In the event of a Participant's Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after Retirement or one year after Disability (or such greater or lesser period after Retirement or Disability as may be specified in the documentation evidencing the ISO or NSO) the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such Retirement or Disability (unless the Committee within thirty (30) days after the Participant's Retirement or Disability shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-Retirement or post-Disability exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during the greater of one year from the date of his death or, if a post-Retirement or post-Disability exercise period greater than three months or one year was specified in the ISO or NSO documentation, the remainder of such longer period.

     Except as exercised within the applicable period described above, each ISO or NSO shall expire at the end of such period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

     7.8.3 Other Terminations of Employment. If the employment of a Participant is terminated for cause, the Participant's option rights, both accrued and future, under any then outstanding ISO or NSO shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.

     If the employment of a Participant is terminated for any reason other than cause, death, Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after such termination of employment (or such greater or lesser period after termination of employment as may be specified in the documentation evidencing the ISO or NSO), the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such termination of employment (unless the Committee within thirty (30) days after the Participant's termination of employment shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-termination of employment exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during a period equal to the greater of one year from the date of the Participant's death or the remainder of such specified post-termination of employment exercise period.

     If the Committee so decides, an ISO or NSO may provide that a leave of absence granted by the Company is not a termination of employment for the purpose of this subsection 7.8.3 and, in the absence of such a provision, the Committee may, in any particular case, determine that such a leave of absence is not a termination of employment for such purpose.

     8. Non-Employee Director Stock Options.
        ------------------------------------

     8.1 Eligibility. Each Non-Employee Director of the Board shall receive a NEDSO as determined hereunder without further action by the Board or Committee.

     8.2 Option Grant Dates. Subject to the approval of the Plan by the shareholders at the 1995 Annual Meeting, a NEDSO shall be granted to each Non-Employee Director automatically every year on the date of the Annual Meeting of Shareholders, commencing on the date of the 1995 Annual Meeting of Shareholders. Non-Employee Directors elected by the Board to fill vacancies and newly created directorships in the interim between grant dates will receive a prorated NEDSO based upon the number of full months such Non-Employee Director will serve between his election and the next grant date.

     8.3 Option Formula. Each Non-Employee Director shall receive a NEDSO to purchase 3,167 shares of Stock on each grant date, without further action by the Board or Committee. Notwithstanding the foregoing sentence and without further action by the Board or Committee, each Non-Employee Director shall receive a NEDSO to purchase 6,500 shares of Stock on each grant date commencing on the first grant date on which a Non-Employee Director does not receive a stock option under the Company's 1987 Stock Option Plan.

     8.4 Period of Options. Except as otherwise provided herein, each NEDSO will be exercisable as follows: 50% one year from the date of grant and 100% two years from the date of grant. All NEDSOs shall terminate upon the expiration of five years from the date upon which such NEDSOs were granted (subject to prior termination as hereinafter provided).

     8.5 Option Price. The price per share of Stock at which a NEDSO may be exercised shall be equal to 100% of the Fair Market Value of the price per share of Stock on the date the NEDSO is granted.

     8.6 Options Non-Transferable. No NEDSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Non-Employee Director under a NEDSO or the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Non-Employee Director, NEDSOs shall be exercisable only by the Non-Employee Director who received them.

     8.7  Death  or  Disability  of  Non-Employee  Director.  If a  Non-Employee
Director shall terminate performance of services for the Company because of death or Disability, or shall die after termination of performance of services for the Company but while the Non-Employee Director could have exercised a NEDSO, that NEDSO may be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within one year after the date of death or termination of performance of services because of Disability, but in no event later than the expiration date specified pursuant to Section 8.4. In the case of death, exercise may be made by the Non-Employee Director's Designated Beneficiary.

     8.8 Termination of Services as Non-Employee Director. If a Non-Employee Director's performance of services for the Company shall terminate for any reason other than death or Disability, the Non-Employee Director must exercise such NEDSO, to the extent the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within three months after the date of termination of performance of services, but in no event later than the expiration date specified pursuant to
Section 8.4; provided, however, in the case of termination of performance of services for cause, the NEDSO shall cease to be exercisable on the date of such termination.

     9. General Provisions Applicable to All Options.
     ------------------------------------------------

     9.1 Exercise of Options; Payment of Option Price. Options may be exercised (in full or in part) only by written notice of exercise delivered to the Company at its principal executive office, accompanied by payment equal to the full Option Price for the shares of Stock which are exercised. The Option Price of each share of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of exercise, with shares of Common Stock owned by the Participant, by delivering to the Company (i) irrevocable instructions to deliver the stock certificates representing the shares of Stock for which the Option is being exercised, directly to a broker, and (ii) instructions to the broker to sell such shares of Stock and promptly deliver to the Company the portion of the proceeds equal to the total Option Price, or in any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for a period of at least six (6) months.

     9.2 Documentation of Options. Neither anything contained in the Plan nor in any resolutions adopted or to be adopted by the Board or the Shareholders nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed and delivered by the Company and the Participant. Each Option Agreement shall specify the terms and conditions of the Option and contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The Option Agreement with respect to ISOs shall provide, among other things, that the Participant shall advise the Company immediately upon any sale or transfer of shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of two (2) years from the date of grant or one (1) year from the date of exercise.

     9.3 Tax Withholding. The Committee shall require, on such terms as it deems necessary, that the Participant pay to the Company or make other satisfactory provision for payment of, any federal, state or local taxes required by law to be withheld in respect to Options under the Plan. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     9.4 Amendment of Options. The Committee may modify or amend any outstanding Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of the Option and by its terms applies to the Option. In addition, subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, amend, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under the Plan or under any other stock option plan of the Company (to the extent not theretofore exercised) and authorize the granting of new Options under the Plan in substitution therefor (to the extent not theretofore exercised). No amendment of an outstanding Option, however, may, without the consent of the Participant, make any changes which would adversely affect the rights of such Participant.

     10. Financing. In the discretion of the Committee, the Company may guarantee bank loans or make loans to a Participant to finance the Option Price of the shares purchased upon the exercise of an Option and also to finance payment by the Participant of income taxes incurred with such exercise upon the following terms and conditions:

     10.1 Term of Loan. Each loan or guaranty will extend for a period of not more than five (5) years.

     10.2 Promissory Note. Each loan will be evidenced by a promissory note given by the Participant and for which the Participant shall have full personal liability. Each such note shall bear interest at such rate per annum as determined by the Committee which interest shall be not less than the rate in effect for the Company's senior indebtedness to a financial institution and shall be payable at such times as determined by the Committee but at least no less frequently than annually. Payments of principal, or installments thereof, need not be required by the terms of the notes, but may be required thereby if so determined by the Committee. Principal and interest may be prepaid in whole or in part, from time to time, without penalty. Each such note shall in all events become due and payable without demand on the fifth anniversary of the date of the note, or upon the Participant's failure to pay any installment of principal and interest when due or within 30 days thereafter, or immediately upon the insolvency or bankruptcy of the Participant, or within 30 days from the date of termination of the Participant's employment or directorship or office for whatever cause, excepting only death, Disability and Retirement. In the event of the death of a Participant, such note shall become due and payable without demand nine months from the date of such death. In the event of the Disability or Retirement of a Participant his or her note shall become due and payable without demand three months from the date of such permanent disability or approved retirement.

     10.3 Pledge of Shares. Each note or guaranty will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company. Dividends paid on shares subject to the pledge shall be first applied against interest charges due upon the bank loan, or the note secured, with any balance applied to reduce the principal thereof. Regardless of any other provision of this Plan, shares pledged to secure the guaranty or note may not be withdrawn from the pledge unless the proportionate amount of the guaranteed bank loan or the note secured thereby shall be immediately repaid.

     10.4 Other Terms and Conditions. All such notes, guaranty and pledges may contain such further terms and conditions consistent with this Plan, including provisions for additional collateral security, as may be determined by the Committee from time to time.

     10.5 Approval by Shareholders. Approval and adoption of this Plan by the shareholders of the Company shall constitute full and complete authorization for any guaranty, loan, or interest reimbursement made to or on behalf of Participant hereunder.

     10.6 Loans to Non-Employee Directors and Consultants. Notwithstanding anything contained herein to the contrary, each note or guaranty representing a loan or guaranty to a Non-Employee Director or Consultant shall be secured by a pledge of shares equal to twice their maximum loan value as defined in Federal Reserve Regulation G (12 CFR Part 207) or by such other or additional collateral security as the Committee deems appropriate and in the best interests of the Company.

     11. Restricted Stock.
     ---------------------

     11.1 The Committee may, in its discretion, make Awards of Restricted Stock to such officers and key employees as may be selected in the manner provided in
Section 6 of this Plan. Such Awards shall be evidenced by an Award Agreement in such form, and containing such terms and conditions as are not inconsistent with this Plan, as the Committee, shall, from time to time, determine. Restricted Stock awarded hereunder shall be subject to such restrictions as may be determined by the Committee and set out in the Award Agreement.

     11.2 Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

     11.3 Except when the Committee determines otherwise pursuant to Section 11.5, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to the restriction shall be forfeited by the Participant and shall be reacquired by the Company.

     11.4  Except  as  otherwise  provided  in this  Section  11,  no  shares of
Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

     11.5 In cases of death, Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

     11.6 The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates of Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     11.7 Subject to Section 11.6, each Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

     11.8 The restrictions imposed under this Section 11 shall apply as well to all shares or other securities issued in respect of the Restricted Stock in connection with any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as may be specified therefor in the Award Agreement.

     12. Adjustment Upon Changes in Capitalization; Changes in Control.
     ------------------------------------------------------------------

     12.1 If the outstanding shares of Stock of the Company as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or amendment to the certificate of incorporation of the Company or otherwise, an appropriate and proportionate adjustment, as determined by the Committee shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Option Price of shares subject to unexercised Options granted prior to any such change. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any Option.

     12.2 In the event of any tender offer or exchange offer (other than an offer by the Company) for the Company's Stock, or a dissolution or liquidation of the Company, or a merger or consolidation or similar transaction in which the Company is not the surviving corporation, or a sale, exchange or other disposition of all or substantially all of the Company assets, or a "change in control" of the Company (as such term is defined in Section 12.3 hereinafter), the Committee, in its sole discretion, may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and per share Option Price (if any) of shares subject to such Options as it may determine, make outstanding Options fully exercisable, or amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     12.3 For the purposes of this Plan, a "change in control" of the Company shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 20% of the outstanding voting securities of the Company or its successors; or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

     12.4 The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 11 shall lapse upon the occurrence of an event specified in
Section 12.2 and the Company shall issue stock certificates without a restrictive legend.

     13. Miscellaneous.
     ------------------

     13.1 No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim under the Plan except as may be expressly provided in the applicable Award.

     13.2 No Right to Continue as a Director. The granting of a NEDSO shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time.

     13.3 No Rights as Shareholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until such person becomes the holder thereof.

     13.4 No Fractional Shares. No fractional shares of Common Stock shall be issued under the Plan, and cash shall be paid in lieu of any fractional shares in settlement of Options granted under the Plan.

     13.5 Unfunded Plan. The Plan shall be unfunded, shall not create (or be construed to create) a trust or a separate fund or funds, and shall not establish any fiduciary relationship between the Company and any Participant or other person.

     13.6 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Participant, including without limitation the Participant's Designated Beneficiary or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     13.7 Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Awards under the Plan, and the obligation of the Company to transfer shares under such Awards shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

     13.8 Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  13.9 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that it may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under Section 162(m) of the Code, Section 422 of the Code, the requirements of any securities exchange on which the shares of Common Stock are then listed, or any other requirement of applicable law or regulation. The Board may not amend Section 8 more than once every six months, other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the Plan. No amendment shall apply to adversely affect any Participant with respect to whom an Award shall heretofore have been granted.
                  13.10 Governing Law. To the extent not superseded by federal law, the provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of New York.
         14. Effective Date of Plan; Term of Plan. The Plan shall become effective as of the date on which the Board adopts the Plan, subject, however, to the approval by the shareholders at the 1995 Annual Meeting of Shareholders. The Plan shall terminate on November 7, 2004 and no Awards shall be granted under the Plan after that date, provided, however, that the Plan and all Awards granted under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Plan adopted by Board of Directors:  November 8, 1994
Date Plan approved by Shareholders:  May 3, 1995
Date Amendment adopted by Board of Directors: February 2, 1999
Date Amendment approved by Shareholders: